The Chase Manhattan Bank
One Chase Manhattan Plaza
New York, NY  10081




                               July 1, 1997



Mr. Ronald L. Krutzman
Treasurer
Laclede Gas Company
720 Olive Street
St. Louis, MO  63101

Dear Ron:

The Chase Manhattan Bank (the "Bank") is pleased to advise you that it is prepared to offer a line of credit to Laclede Gas Company (the "Company") up to the maximum amount of $15,000,000. The Bank will consider requests for advances under the line of credit until July 31, 1997. The purpose of the line of credit is general corporate purposes. Accordingly, our officers may, at their discretion, make short term loans to the Company on such terms as may be mutually agreed upon from time to time.

Notes issued under this arrangement shall mature not more than thirty days
(30) from date of issuance. Interest shall be payable at maturity or on the date of any prepayment. Notes issued under this arrangement may be prepaid at any time without penalty.

We ask that you continue to supply us with current financial and other information, which current information will be furnished to the Bank as it may from time to time reasonably request.

It is understood that any loans obtained by any subsidiary of the Company whether or not they are guaranteed by the Company are excluded from this arrangement and shall not be charged against the credit stated above.

Nothing in this letter is intended to alter the arrangement set forth in the agreement dated January 17, 1997 or the availability of up to $10,000,000 of advances thereunder from the Bank on the terms set forth in said January 17, 1997 Agreement.

It is understood that this arrangement is subject to an arrangement Fee of $1,025.00 (8BPS).
 Please acknowledge your understanding of the above by signing and returning the attached copy of this letter by fax, by July 1, 1997.

                               The Chase Manhattan Bank


                               s/Paul V. Farrell
                               Paul V. Farrell
                               Vice President

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Acknowledged:
Laclede Gas Company


By: s/Ronald L. Krutzman

Name: Ronald L. Krutzman
Title: Treasurer

















































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